Exhibit 10.6

EXCHANGE AGREEMENT

This Exchange Agreement (this “Agreement”) is entered into as of April 21, 2015, by and among Attitude Beer Holding Co, a Delaware corporation (“ABH”), Attitude Drinks, Inc. (“ADI” and together with ABH the “Debtors”), Alpha Capital Anstalt (“Alpha”) and Tarpon Bay Partners LLC (“Tarpon” and together with Alpha the “Investors” and together with the Debtors, the “Parties”).

WHEREAS, pursuant to that certain securities purchase agreement dated December 24, 2014 (the “SPA”) ABH issued to the Investors, notes set forth on Schedule A (the “ABH Notes”);

WHEREAS, pursuant to that certain security agreement dated December 24, 2014 (the “Security Agreement”) ABH issued to Tarpon, as collateral agent on behalf of the Investors a security interest in all the assets of ABH (the “Security Interest”);

WHEREAS, pursuant to that certain guaranty dated December 24, 2014 (the “Guaranty”) ADI guaranteed ABH’s obligations under the Notes;

WHEREAS, pursuant to that certain asset purchase agreement of even date herewith (the “APA”) ADI and the Investors sold to Harrison Vickers and Waterman Inc., a Nevada corporation (the “HVW”) all the outstanding shares of ABH so that ABH shall become a fully owned subsidiary of HVW;

WHEREAS, pursuant to the APA, ADI was issued 53,750 shares Series B Preferred Shares issued by HVW (the “Series B Shares”);

WHEREAS, pursuant to the APA, HVW issued to the Investors, notes set forth on Schedule A (the “HVW Notes”);

WHEREAS, pursuant to that certain purchase agreement of even date herewith (the “PA”) HVW Holdings LLC (the “Seller”) sold to ADI 87,990,000 shares of HVW’s common stock (the “Common Shares”);

NOW, THEREFORE, in consideration of the rights and benefits that they will each receive in connection with this Agreement and the APA, the Parties, intending to be legally bound, agree as follows:

1.     Guaranties. The Debtors will guaranty the HVW Notes pursuant to a guaranty in the form annexed hereto as Exhibit A (the “HVW Guaranties”).

2.     ABH Security Interest. The obligations of ABH under its HVW Guaranty will be secured under Security Agreement.

3.    ADI Stock Pledge. The obligations of ADI under its HVW Guaranty will be secured by as pledge of its ownership of the Series B Shares and Common Shares pursuant to the stock pledge agreement annexed hereto as Exhibit B (the “Pledge”).

4.    ABH Notes. Upon the delivery of the executed HVW Guaranties the Investors will cancel ABH’s obligations under the ABH Notes and the ABH Notes will be deemed satisfied.

5.    Representations and Warranties of the Debtors. The Debtors hereby represent and warrants to the Investor as of the date hereof as follows:

(a)     Organization and Standing. Each Debtor is a corporation duly organized, validly existing under, and by virtue of, the laws of the State of Delaware, and is in good standing under such laws. The Debtors have all requisite corporate power and authority to own and operate its properties and assets and to carry on its business as presently conducted.

(b)     Corporate Power. The Debtors have all requisite legal and corporate power and authority to execute and deliver this Agreement and to carry out and perform their obligations under the terms of this Agreement and the transactions contemplated hereby.

(c)     Authorization. All corporate action on the part of the Debtors, their officers, directors and stockholders necessary for the authorization, execution, delivery and performance of this Agreement, and the performance of all of the Debtors’ obligations hereunder have been taken. This Agreement has been duly executed by the Debtors and constitutes valid and legally binding obligations of the Debtors, enforceable against the Debtors in accordance with their respective terms, subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

6.    Representations and Warranties of all the Investor. Each Investor, for itself only, hereby represents and warrants as of the date hereof to the Debtors as follows:

(a)     Organization and Standing. The Investor is either an individual or an entity duly organized, validly existing under, and by virtue of, the laws of the jurisdiction of its incorporation or formation, and is in good standing under such laws.

(b)     Corporate Power. The Investor has all right, corporate, partnership, limited liability company or similar power and authority to execute and deliver this Agreement and to carry out and perform its obligations under the terms of this Agreement and the transactions contemplated hereby.

(c)     Investor Status. The Investor is either: (i) an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act or (ii) a “qualified institutional buyer” as defined in Rule 144A under the Securities Act. The Investor is not required to be registered as a broker-dealer under Section 15 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

7.    Miscellaneous.

(a)     Entire Agreement. This Agreement, together with the schedules attached hereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written with respect to such matters.

(b)     Notices. All notices, demands requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall occur first. The addresses for such communications shall be: (i) if to the ADI or ABH to c/o Attitude Drinks, Inc., 712 US Highway 1, Suite 200, North Palm Beach, FL 33408, Attn: Roy Warren, CEO, Fax: (800) 799–5053 and (ii) if to the Investors, to the address and fax number as indicated on Schedule A, attached hereto.

(c)     Amendments; Waivers. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and the Investor, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought. No waiver with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

(d)     Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

(e)     Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns.

(f)     No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

(g)     Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement and the transactions contemplated hereby shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principals of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or the transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.

(h)     Survival. The representations and warranties contained herein shall survive the Closing for the applicable statute of limitations.

(i)     Execution. This Agreement may be executed in one or more counterparts, all of which when taken together shall be considered one and the same agreement, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by email delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature was an original thereof.

(j)     Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ, an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(k)     Independent Nature of Investor’ Obligations and Rights. The obligations of the Investors hereunder are several and not joint with the obligations, and no Investor shall be responsible in any way for the performance or non-performance of the obligations of any other Investor. Nothing contained herein and no action taken by any Investor hereto shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated hereby.

(l)     Construction. The parties hereto agree that each of them and/or their respective counsel have reviewed and have had an opportunity to revise this Agreement and the schedules attached hereto. This Agreement shall be construed according to its fair meaning and not strictly for or against any party. The word “including” shall be construed to include the words “without limitation.” In this Agreement, unless the context otherwise requires, references to the singular shall include the plural and vice versa.

(m)     WAIVER OF JURY TRIAL. IN ANY ACTION, SUIT OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY ANDINTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRAIL BY JURY.

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     IN WITNESS WHEREOF, the parties have caused this Exchange Agreement to be duly executed and delivered as of the date and year first written above.

DEBTORS

Attitude Beer Holding Co	Attitude Drinks, Inc.

/s/ Roy Warren	/s/ Roy Warren
By: Roy Warren	By: Roy Warren
Its: President	Its: President

INVESTORS

Alpha Capital Anstalt	Tarpon Bay Partners LLC

/s/ Konrad Ackermann	/s/ Stephen M. Hicks
By: Konrad Ackermann	By: Stephen M. Hicks
Its: Director	Its: Managing Member

SCHEDULE A

Date	Alpha	Tarpon
12/24/2014	$246,187.50	$91,062.50
1/24/2015	$225,000.00	$75,000.00
2/24/2015	$225,000.00	$75,000.00
2/24/2015	$200,437.50	$66,812.50
4/21/2015	$75,000.00	$25,000.00
Total	$971,625.00	$332,875.00